                                                                    Exhibit 99.1

            LIGHTBRIDGE REPORTS SECOND QUARTER 2003 FINANCIAL RESULTS

          Company exceeds revenue and earnings guidance
     Revenue up 10% sequentially to $31.3 million, loss per share of $0.00 Cash and short-term investments of $130.3 million, or $4.83 per share

BURLINGTON, MA - JULY 23, 2003 -- Lightbridge, Inc. (Nasdaq: LTBG), a global enabler of mobile and online business solutions, today reported financial results for the second quarter of 2003. Revenues increased 10% sequentially to $31.3 million from $28.4 million in the first quarter of 2003, and decreased 6% year-over-year from $33.3 million in the second quarter of 2002. The sequential revenue growth reflects stronger than expected Software performance as a result of the timing of a major software order, while revenues in the Transaction, Consulting Services and Hardware segments were relatively flat. The Company reported a net loss of ($83,000), or ($0.00) per share, during the quarter, versus a net loss of ($357,000), or ($0.01) per share sequentially, compared with a net loss of ($2.1) million, or ($0.07) in the second quarter of 2002.

Pamela D.A. Reeve, Chief Executive Officer of Lightbridge stated, "We are pleased with our second quarter results. During the quarter, we maintained our investments in key initiatives to strengthen our position in the wireless market and to diversify the revenue base of the Company. These investments in new products and new markets are intended to position us well for the future. At the same time, we took the steps necessary to streamline our operations and improve our cost structure."

Ms. Reeve continued, "Achievements for the quarter included a contract renewal, new software deals and expanded relationships with clients in wireless and online. In a market that has not yet shown sustainable increases in capital spending, we made excellent progress."

As previously announced, the Company recorded a restructuring charge in the second quarter of 2003 related to its reorganization plans. The charge of $1.5 million in the quarter includes approximately $673,000 related to the Company's reorganization plan announced on June 18, as well as a charge announced earlier of approximately $957,000, related to the facilities consolidation in Broomfield, Colorado. These charges were offset by a reduction of approximately $158,000 in the June 27, 2002 restructuring reserve. In addition and as previously disclosed, the Company expects to take a related $3.6 million charge in the third quarter and anticipates a $200,000 charge in the fourth quarter. The Company anticipates that the restructuring efforts will produce between $7.0 and $8.0 million in annual pre-tax cost savings, exclusive of new investments.

For the six months ended June 30, 2003, the Company reported revenue of $59.7 million, down 16% year-over-year from $71.3 million in the first six months of 2002. These results reflect revenue slowdowns in the Transaction, Software Licensing, and Consulting Services segments, offset by a modest revenue increase in Hardware. The Company reported a net loss of ($440,000), or ($0.02) per share, in the first six months of 2003, down from net income of $713,000, or $0.02 per share, in the same period last year.

SELECT HIGHLIGHTS FROM THE QUARTER

      - CASH AND SHORT-TERM INVESTMENTS - At June 30, 2003, the Company had $130.3 million, or $4.83 per share, of cash and short-term securities on its balance sheet.

      - STOCK REPURCHASE PROGRAM - The Company's stock repurchase plans are effective through September 2005 and authorize the purchase of up to an additional 2.3 million shares of the Company's common stock. During the quarter ended June 30, 2003, Lightbridge repurchased approximately 282,000 shares of its common stock under this program.

Ms. Reeve concluded, "We will continue to manage our costs prudently until the cycle turns, and we will utilize our strong balance sheet to seek new prospects and opportunities that will enable us to grow and diversify our business during the next three to five years. With over a dozen years of knowledge and expertise in building and creating solutions for wireless carriers, we intend to leverage our core competencies to build solutions for new markets with a goal of increasing shareholder value."

THIRD QUARTER 2003 GUIDANCE

In light of market conditions, the Company continues to be cautious regarding near term results. The Company estimates revenue will be in the range of $26.5 - $28.5 million in the third quarter of 2003 and loss per share in the range of ($0.14) to ($0.11), including previously announced restructuring charges of an estimated $3.6 million.

CONFERENCE CALL INFORMATION

Lightbridge will conduct a conference call to discuss the information contained in this news release on Wednesday, July 23, 2003 at 9:00 a.m. (EDT). Investors wishing to listen to a webcast of the conference call should link to the "Investor Relations" of www.lightbridge.com at least 15 minutes prior to the broadcast and follow the instructions provided to assure the necessary audio applications are downloaded and installed. The call will be available online at the Company's website for one week. The call also can be accessed live over the phone by dialing 888-297-6395. International callers should dial (01) 973-582-2785. An audio replay of the call will be available one hour after the call and can be accessed by dialing 877-519-4471 along with pass code: 3808944. The audio replay will be available until July 30, 2003.

ABOUT LIGHTBRIDGE

Lightbridge is a global enabler of mobile and online business solutions, offering software and services designed to maximize the lifetime value of customers, minimize risk, and drive profitability. Lightbridge real-time applications qualify customers, assess credit, screen for fraud, authenticate customers, monitor transaction behavior, and limit identity theft.

Since 1989, Lightbridge has helped wireless carriers reduce the risks associated with `faceless transactions.' Today's Lightbridge is applying that carrier-grade reliability and scalability to global e-businesses that want to minimize online customer risk with effective, efficient automated processes. Our combined solutions and services create a trusted environment for customers, while safeguarding business information and transactions. Businesses supported by Lightbridge have the competitive ability to translate prospects into profitable lifetime customers, whether transactions are completed on wired, wireless or Internet devices. Visit us at http://www.lightbridge.com or call 800-LIGHTBR.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release that are not historical facts, including, without limitation, those relating to the business outlook in the future, the Company's plans for 2003, the impact of the Company's restructurings, the achievement of the Company's revenue targets and expense controls, the financial guidance for the third quarter of 2003, the Company's product and services development plans and the Company's market position are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of the management of the Company, and are subject to significant risks and uncertainties. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, (i) dependence on a limited number of clients, (ii) the Company's revenue concentration in the wireless telecommunications business and the declining subscriber growth rate in that business, (iii) the adverse impact that the financial and operating difficulties of the Company's clients may have on the Company's future revenues, and financial and operating results, (iv) continuing rapid change in the telecommunications industry and other markets in which the Company does business that may affect both the Company and its clients, (v) uncertainties associated with the Company's ability to develop new products, services and technologies,
(vi) market acceptance of the Company's new products, services and technologies and continuing demand for the Company's products, services and technologies,
(vii) the impact of competitive products, services and pricing on both the Company and its clients, (viii) current and future economic conditions generally and particularly in the telecommunications industry including, without limitation, decreases or delays in capital spending by carriers and global economic recession, (ix) integration, employee retention, recognition of cost and other benefits and revenue synergies, and other risks associated with acquisitions including the merger with Corsair Communications, Inc. and the Altawave acquisition, (x) uncertainties about the Company's ability to execute on, and about the impact on the Company's business and operations of, its objectives, plans or strategies including, without limitation, product or services development plans, the online business strategy, the plans to maintain and extend the Company's position in the wireless market, and the plans to develop alliances, seek acquisitions, grow the Company's client base, control costs, and to expand into new markets, (xi) economic and political instability in the domestic and international markets including, without limitation, the impact of terrorist threats and hostilities and the declaration of war or similar actions, (xii) the impact of restructuring and other charges on the Company's business and operations, and (xiii) the factors disclosed in the Company's filings with the U.S. Securities and Exchange Commission including, without limitation, its 2002 Annual Report on Form 10-K. The Company undertakes no obligation to update any forward-looking statements.

CONTACTS:

SUSAN GRIFFIN             GLEN ZIMMERMAN               BRAD COHEN/ASHLEY AMMON
Investor Relations        Media Relations              IR Counsel to Lightbridge
Lightbridge, Inc.         Lightbridge, Inc.            ICR, Inc.
781/359-4854              781/359-4705                 203/222-9013
sgriffin@lightbridge.com  gzimmerman@lightbridge.com   bcohen@icr-online.com


                                       ###


LIGHTBRIDGE and the Lightbridge logo are registered trademarks of Lightbridge, Inc. All other trademarks or registered trademarks are the properties of their respective owners.

LIGHTBRIDGE, INC. AND SUBSIDIARIES
UNAUDITED
TABLE 1: FINANCIAL HIGHLIGHTS (QUARTERLY COMPARISON)

(In millions, except per share data and %)


                                             Q2 2003         Q1 2003       % CHANGE       Q2 2002     % CHANGE
Revenues
  Transaction                               $    19.1      $    19.8         (3.6)%     $    20.8        (8.4)%
  Software Licensing                        $     4.4      $     1.6        177.4%      $     2.8        57.5%
  Consulting & Services                     $     6.7      $     6.3          6.3%      $     8.9       (24.9)%
  Hardware                                  $     1.1      $     0.7         46.6%      $     0.8        36.5%
Total Revenues                              $    31.3      $    28.4         10.1%      $    33.3        (6.1)%
Net Income (Loss)                           $    (0.1)     $    (0.4)        76.8%      $    (2.1)       96.0%
EPS                                         $    (0.00)    $    (0.01)       76.5%      $   (0.07)       95.8%
Weighted Average Shares (for EPS)                27.0           27.3         (1.2)%          28.4        (4.9)%
Total Cash and Short-Term Investments       $   130.3      $   135.6         (3.8)%     $   123.5         5.5%

LIGHTBRIDGE, INC. AND SUBSIDIARIES
UNAUDITED, CONDENSED, CONSOLIDATED
TABLE 2: STATEMENT OF OPERATIONS (QUARTER ENDED)

(In thousands, except per share           QUARTER ENDED     % OF TOTAL      QUARTER ENDED   % OF TOTAL          $             %
data)                                     JUNE 30, 2003       REVENUE       JUNE 30, 2002    REVENUE      DIFFERENCE    DIFFERENCE
-----                                     -------------       -------       -------------    -------      ----------    ----------
Revenues:
   Transaction                                $ 19,068             60.9%       $ 20,812         62.4%       $ (1,744)        (8.4)%
   Software licensing                            4,455             14.2%          2,829          8.5%          1,626         57.5%
   Consulting and services                       6,687             21.4%          8,902         26.7%         (2,215)       (24.9)%
   Hardware                                      1,089              3.5%            798          2.4%            291         36.5%
                                              --------       ----------        --------       ------        --------       ------
     Total revenues                             31,299            100.0%         33,341        100.0%         (2,042)        (6.1)%
                                              --------       ----------        --------       ------        --------       ------

Cost of revenues:
   Transaction                                  10,858             34.7%         12,975         38.9%         (2,117)       (16.3)%
   Software licensing                              643              2.1%            332          1.0%            311         93.7%
   Consulting and services                       2,843              9.1%          3,807         11.4%           (964)       (25.3)%
   Hardware                                      1,002              3.2%            630          1.9%            372         59.0%
                                              --------       ----------        --------       ------        --------       ------
     Total cost of revenues                     15,346             49.1%         17,744         53.2%         (2,398)       (13.5)%
                                              --------       ----------        --------       ------        --------       ------

Gross margin:
   Transaction                                   8,210             26.2%          7,837         23.5%            373          4.8%
   Software licensing                            3,812             12.1%          2,497          7.5%          1,315         52.7%
   Consulting and services                       3,844             12.3%          5,095         15.3%         (1,251)       (24.6)%
   Hardware                                         87              0.3%            168          0.5%            (81)       (48.2)%
                                              --------       ----------        --------       ------        --------       ------
     Total gross margin                         15,953             50.9%         15,597         46.8%            356          2.3%
                                              --------       ----------        --------       ------        --------       ------

Operating expenses:
   Development costs                             7,475             23.9%          7,398         22.2%             77          1.0%
   Sales and marketing                           3,595             11.5%          3,322         10.0%            273          8.2%
   General and administrative                    3,904             12.4%          4,985         15.0%         (1,081)       (21.7)%
   Restructuring costs                           1,472              4.7%          3,616         10.8%         (2,144)       (59.3)%
                                              --------       ----------        --------       ------        --------       ------
     Total operating expenses                   16,446             52.5%         19,321         58.0%         (2,875)       (14.9)%
                                              --------       ----------        --------       ------        --------       ------

Income (loss) from operations                     (493)            (1.6)%        (3,724)       (11.2)%         3,231        (86.8)%
Other income, net                                  535              1.7%            584          1.8%            (49)        (8.4)%
Equity in loss of partnership investment          (471)            (1.5)%          --            0.0%           (471)          --
                                              --------       ----------        --------       ------        --------       ------
Income (loss) before taxes                        (429)            (1.4)%        (3,140)        (9.4)%         2,711        (86.3)%
Provision (benefit) for income taxes              (346)            (1.1)%        (1,083)        (3.2)%           737        (68.1)%
                                              --------       ----------        --------       ------        --------       ------
Net income (loss)                             $    (83)            (0.3)%      $ (2,057)        (6.2)%      $  1,974        (96.0)%
                                              ========       ==========        ========       ======        ========       ======

Weighted average shares                         27,005                           28,407
                                              ========                         ========
Diluted earnings (loss) per share             $  (0.00)                        $  (0.07)
                                              ========                         ========

LIGHTBRIDGE, INC. AND SUBSIDIARIES
UNAUDITED, CONDENSED, CONSOLIDATED
TABLE 3: STATEMENT OF OPERATIONS (SIX MONTHS ENDED)

(In thousands, except per share       SIX MONTHS                      SIX MONTHS
data)                                   ENDED           % OF TOTAL       ENDED           % OF TOTAL         $                  %
                                    JUNE 30, 2003         REVENUE    JUNE 30, 2002         REVENUE      DIFFERENCE        DIFFERENCE
                                    -------------         -------    -------------         -------      ----------        ----------
Revenues:
   Transaction                         $ 38,851             65.1%       $ 45,864             64.4%       $ (7,013)           (15.3)%
   Software licensing                     6,061             10.1%          6,786              9.5%           (725)           (10.7)%
   Consulting and services               12,978             21.7%         17,255             24.2%         (4,277)           (24.8)%
   Hardware                               1,832              3.1%          1,382              1.9%            450             32.6%
                                       --------             ----        --------              ---        --------           ------
     Total revenues                      59,722            100.0%         71,287            100.0%        (11,565)           (16.2)%
                                       --------             ----        --------              ---        --------           ------
Cost of revenues:
   Transaction                           22,077             37.0%         26,345             37.0%         (4,268)           (16.2)%
   Software licensing                       787              1.3%            727              1.0%             60              8.3%
   Consulting and services                5,744              9.6%          7,950             11.2%         (2,206)           (27.7)%
   Hardware                               1,570              2.6%          1,043              1.4%            527             50.5%
                                       --------             ----        --------              ---        --------           ------
     Total cost of revenues              30,178             50.5%         36,065             50.6%         (5,887)           (16.3)%
                                       --------             ----        --------              ---        --------           ------

Gross margin:
   Transaction                           16,774             28.1%         19,519             27.4%         (2,745)           (14.1)%
   Software licensing                     5,274              8.8%          6,059              8.5%           (785)           (13.0)%
   Consulting and services                7,234             12.1%          9,305             13.0%         (2,071)           (22.3)%
   Hardware                                 262              0.5%            339              0.5%            (77)           (22.7)%
                                       --------             ----        --------              ---        --------           ------
     Total gross margin                  29,544             49.5%         35,222             49.4%         (5,678)           (16.1)%
                                       --------             ----        --------              ---        --------           ------

Operating expenses:
   Development costs                     14,552             24.3%         15,183             21.3%           (631)            (4.2)%
   Sales and marketing                    7,582             12.7%          7,058              9.9%            524              7.4%
   General and administrative             7,270             12.2%          9,538             13.3%         (2,268)           (23.8)%
   Purchased in-process R&D                  --              0.0%          1,618              2.3%         (1,618)          (100.0)%
   Restructuring costs                    1,549              2.6%          3,616              5.1%         (2,067)           (57.2)%
                                       --------             ----        --------              ---        --------           ------
     Total operating expenses            30,953             51.8%         37,013             51.9%         (6,060)           (16.4)%
                                       --------             ----        --------              ---        --------           ------

Income (loss) from operations            (1,409)            (2.3)%        (1,791)            (2.5)%           382            (21.3)%
Other income, net                         1,005              1.7%          1,216              1.7%           (211)           (17.4)%
Equity in loss of partnership
  investment                               (471)            (0.8)%            --               --            (471)              --
                                       --------             ----        --------              ---        --------           ------
Income (loss) before taxes                 (875)            (1.4)%          (575)            (0.8)%          (300)            52.2%
Provision (benefit) for income
  taxes                                    (435)            (0.7)%        (1,288)            (1.8)%           853            (66.2)%
                                       --------             ----        --------              ---        --------           ------
Net income (loss)                      $   (440)            (0.7)%      $    713              1.0%       $ (1,153)          (161.7)%
                                       ========             ====        ========              ===        ========           ======

Weighted average shares                  27,113                           28,846
                                       ========                         ========
Diluted earnings (loss) per share      $  (0.02)                        $   0.02
                                       ========                         ========

LIGHTBRIDGE, INC. AND SUBSIDIARIES
UNAUDITED, CONDENSED, CONSOLIDATED
TABLE 4: BALANCE SHEETS

(In thousands)



                                                                   JUNE 30,          DEC. 31,       CHANGE FROM
                                                                     2003              2002        DEC. 31, 2002
                                                                   --------          --------      -------------
                ASSETS
Current assets:
     Cash and cash equivalents                                     $ 66,057          $ 90,664          $(24,607)
     Short-term investments                                          64,280            42,806            21,474
                                                                   --------          --------          --------
             Total cash and short-term investments                  130,337           133,470            (3,133)

     Accounts receivable, net                                        19,134            17,679             1,455
     Other current assets                                             6,903             6,124               779
                                                                   --------          --------          --------
          Total current assets                                      156,374           157,273              (899)
Property and equipment, net                                          12,233            16,183            (3,950)
Other assets, net                                                     6,614             7,216              (602)
                                                                   --------          --------          --------
               Total assets                                        $175,221          $180,672          $ (5,451)
                                                                   ========          ========          ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable and accrued liabilities                      $ 11,535          $ 15,145          $ (3,610)
     Deferred revenues                                                5,213             4,292               921
     Reserve for restructuring                                        2,209             1,335               874
                                                                   --------          --------          --------
          Total current liabilities                                  18,957            20,772            (1,815)
Long-term liabilities                                                   139               259              (120)
                                                                   --------          --------          --------
          Total liabilities                                          19,096            21,031            (1,935)
                                                                   --------          --------          --------
Stockholders' equity:
          Total stockholders' equity                                156,125           159,641            (3,516)
                                                                   --------          --------          --------
               Total liabilities and stockholders' equity          $175,221          $180,672          $ (5,451)
                                                                   ========          ========          ========